EXHIBIT 99.1

     ASPI EUROPE, INC. ENTERS INTO LETTER OF INTENT WITH SHARPS ELIMINATION
                               TECHNOLOGIES INC.

VANCOUVER, BRITISH COLUMBIA - February 11, 2002 - ASPi Europe, Inc. (OTCBB: ASPQ
- the "Company") announced today that it has entered into a letter of intent to acquire all of the issued and outstanding equity securities of Sharps Elimination Technologies Inc. ("SETI"). Under the terms of the letter of intent, the Company intends to acquire all of SETI's outstanding securities in exchange for 15,800,000 shares of common stock of the Company and a commitment by the Company to raise at least US $500,000 in gross proceeds to the Company through a private placement of its equity securities prior to closing the proposed transaction.

Under the terms of the proposed transaction, it is anticipated that executives of the to-be-acquired business will assume senior executive positions with the Company and join the board of directors of the Company.

The shares of common stock to be issued in connection with the proposed transaction and financing will not be registered under the United States Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold in the United States unless such securities are registered under the Securities Act or offered in compliance with an applicable exemption from such registration requirements.

The closing of the proposed acquisition will be subject to certain conditions, including, but not limited to, negotiation and completion of a definitive agreement and the receipt of necessary financing. There can be no assurance that the proposed transaction will be completed.


ABOUT SHARPS ELIMINATION TECHNOLOGIES INC.

SETI (www.needle-ease.com) is a Delaware corporation based in Oxford, Mississippi that is focused on the prevention of needlestick injuries through the use of its exclusive license to develop, manufacture and sell the Needle-Ease(TM) device. The patented Needle-Ease(TM) device provides both the health care professional and the personal user with a safe, convenient, environmentally friendly and cost-effective method for the elimination of used needles.

The danger of needlestick injuries lies in the transfer of bloodborne pathogens, including Hepatitis B, Hepatitis C, and HIV. As a result, people accidentally being stuck with a needle are potentially exposed to these serious and fatal infections. The World Health Organization (WHO) estimates the number of needlestick injuries worldwide to be 4 million annually and the National Institute of Occupational Safety and Health (NIOSH) estimates that 600,000 to 800,000 needlestick injuries occur annually in the United States alone. "Though most organizations believe they are doing what is necessary to prevent injuries, needlestick and sharps injuries continue to occur," says Nancy Quick, CSP, CIH, compliance assistance specialist, Occupational Safety and Health Administration
(OSHA). The Needlestick Safety and Prevention Act, passed unanimously by Congress and signed into law on November 6, 2000, recognizes the importance and urgency of dealing with needlestick injuries.

The Needle-Ease(TM) device is a portable battery-operated incineration system that uses an electric current to disintegrate needles. The resultant temperature of 5,432(degree)F (3,000(degree)C) reduces the steel needle to ashes in a matter of seconds. This ash is free of contamination and the needle is eliminated from the waste stream. The Needle-Ease(TM) device has been approved by the Food and Drug Administration (FDA) as a modified needle destruction device.

THE SEC AND NASD HAVE NOT REVIEWED AND DO NOT ACCEPT RESPONSIBILITY FOR THE ADEQUACY OR ACCURACY OF THIS RELEASE.

This press release contains statements that constitute "forward looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements.
Forward-looking statements in this release include statements regarding the completion of the proposed acquisition on the terms anticipated by the Company or at all; and receipt of financing necessary to complete the proposed acquisition. Factors that could cause actual results to differ materially from anticipated results include: risks associated with our limited operating history and history of losses; risks associated with our current financial condition and lack of working capital; risks associated with our potential inability to attract additional financing on terms acceptable to us or at all; risks associated with our inability to negotiate and enter into a definitive agreement for the proposed transaction on terms acceptable to us or at all; and other risks and uncertainties detailed in our Form 10-K filed with the United States Securities and Exchange Commission. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For information about the Company contact:
Patrick McGrath
(604) 687-7661

For information about SETI contact:
Kelly Fielder
(888)-536-6990